Exhibit 99.1

nLIGHT, Inc. Announces First Quarter 2025 Results
Record A&D revenue drives first quarter upside

CAMAS, Wash., May 8, 2025 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power lasers for critical directed energy, optical sensing, and advanced manufacturing applications, today reported financial results for the first quarter of 2025.

“I am pleased with the strong start to the year. Total revenue of $51.7 million was above the high-end of the guidance range, driven by record results in our aerospace and defense markets,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “We expect sequential revenue growth in the second quarter as we continue to ramp our defense products, and we are increasingly confident in our aerospace and defense outlook for 2025, calling for growth of at least 25% year-over-year."

First Quarter 2025 Financial Highlights

	Three Months Ended March 31,
(In thousands, except percentages)	2025	2024	% Change
Revenues	$51,668	$44,527	16.0%
Gross margin	26.7%	16.8%
Loss from operations	$(9,610)	$(14,718)	34.7%
Operating margin	(18.6)%	(33.1)%
Net loss	$(8,093)	$(13,766)	41.2%
Adjusted EBITDA(1)	$116	$(4,894)	NM*
(1) A reconciliation of the non-GAAP metrics presented here to the most directly comparable GAAP metric has been provided in the tables included at the end of this release.
*Not meaningful

Revenues of $51.7 million for the first quarter of 2025 were up 16.0% compared to $44.5 million for the first quarter of 2024. Gross margin was 26.7% for the first quarter of 2025 compared to 16.8% for the first quarter of 2024. GAAP net loss for the first quarter of 2025 was $8.1 million, or $0.16 per diluted share, compared to net loss of $13.8 million, or $0.29 per diluted share, for the first quarter of 2024. Non-GAAP net loss for the first quarter of 2025 was $1.9 million, or $0.04 per diluted share, compared to non-GAAP net loss of $8.2 million, or $0.17 per diluted share, for the first quarter of 2024. Reconciliations of the non-GAAP metrics presented here to the most directly comparable GAAP metric have been provided in the tables included at the end of this release.

Outlook

For the second quarter of 2025, nLIGHT expects revenues to be in the range of $53 million to $59 million. The midpoint of $56 million includes Products revenue of approximately $38 million and Advanced Development revenue of approximately $18 million. nLIGHT expects overall gross margin to be in the range of 19% to 25%, with Products gross margin in the range of 27% to 33% and Advanced Development gross margin of approximately 8%. nLIGHT expects Adjusted EBITDA to be in the range of ($4) million to $1 million.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Investor Conference Call at 2:00 p.m. Pacific Time, Thursday, May 8, 2025

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-800-549-8228 (U.S., toll-free) or +1-289-819-1520 (international and toll), with the conference title: nLIGHT First Quarter 2025 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://investors.nlight.net.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP metrics presented herein are specific to us and may not be comparable to similar metrics disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense (benefit), other non-operating income or expense, interest income or expense, depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, amortization of purchased intangibles, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by the weighted-average number of shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period in the case of non-GAAP net income (loss) per share, diluted.

Tables presenting the reconciliation of net loss to Adjusted EBITDA, as well as the reconciliation of GAAP to non-GAAP net income (loss) and GAAP to non-GAAP net income (loss) per share, basic and diluted, are included at the end of this press release.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA, and our business strategy and ability to profitably grow our business, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to our ability to compete successfully in the markets for our products; changes in the markets we serve or in the global economy; our ability to increase our volumes and decrease our costs to offset potential declines in the average selling prices of our products; rapid technological changes in the markets that we participate in; our ability to develop and maintain products that can achieve market acceptance; our ability to generate sufficient revenues to achieve or maintain profitability in the future; our high levels of fixed costs and inventory and their effect on our gross profits and results of operations if demand for our products declines or we maintain excess inventory levels; our ability to manage growth and spending during economic downturns; our manufacturing capacity and operations and their suitability for future levels of demand; our reliance on third parties to manufacture certain of our products and product components; our reliance on a small number of customers for a significant portion of our revenues; our ability to manage risks associated with international customers and operations; the effect of government export and import controls on our ability to compete in international markets; our ability to protect our proprietary technology and intellectual property rights; fluctuations in our quarterly results of operations and other operating measures; and the effect on our business of claims, lawsuits, government investigations, other legal or regulatory proceedings, or commercial or contractual disputes that we are or may become involved in. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power lasers for mission critical directed energy, optical sensing, and advanced manufacturing applications. Headquartered in Camas, Washington, nLIGHT employs approximately 800 people with operations in the United States, Europe and Asia. For more information, please visit www.nlight.net.

For more information, contact:
John Marchetti
VP Corporate Development and Investor Relations
nLIGHT, Inc.
(360) 566-4460
john.marchetti@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue:
Products	$35,678	$29,370
Development	15,990	15,157
Total revenue	51,668	44,527
Cost of revenue:
Products	23,724	23,231
Development	14,145	13,808
Total cost of revenue(1)	37,869	37,039
Gross profit	13,799	7,488
Operating expenses:
Research and development(1)	11,374	10,659
Sales, general, and administrative(1)	12,035	11,547
Total operating expenses	23,409	22,206
Loss from operations	(9,610)	(14,718)
Other income:
Interest income, net	1,640	455
Other income, net	14	641
Loss before income taxes	(7,956)	(13,622)
Income tax expense	137	144
Net loss	$(8,093)	$(13,766)
Net loss per share, basic	$(0.16)	$(0.29)
Net loss per share, diluted	$(0.16)	$(0.29)
Shares used in per share calculations:
Basic and diluted	49,093	47,242

(1)Includes stock-based compensation as follows:
	Three Months Ended March 31,
	2025	2024
Cost of revenues	$570	$541
Research and development	1,784	1,613
Sales, general, and administrative	3,702	3,277
	$6,056	$5,431

nLIGHT, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of
	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$82,196	$65,829
Marketable Securities	34,522	34,868
Accounts receivable, net	36,582	34,895
Inventory	43,793	40,800
Prepaid expenses and other current assets	18,679	17,697
Total current assets	215,772	194,089
Restricted cash	260	259
Lease right-of-use assets	11,334	10,822
Property, plant and equipment, net	45,453	46,937
Intangible assets, net	684	833
Goodwill	12,384	12,354
Other assets, net	4,109	4,947
Total assets	$289,996	$270,241

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,922	$15,076
Accrued liabilities	14,855	13,268
Deferred revenue	2,853	3,577
Current portion of lease liabilities	2,533	2,314
Total current liabilities	37,163	34,235
Line of credit	20,000	—
Non-current income taxes payable	5,612	5,541
Long-term lease liabilities	10,089	9,819
Other long-term liabilities	4,373	4,216
Total liabilities	77,237	53,811
Stockholders' equity:
Common stock - par value	16	16
Additional paid-in capital	549,663	544,842
Accumulated other comprehensive loss	(3,731)	(3,332)
Accumulated deficit	(333,189)	(325,096)
Total stockholders’ equity	212,759	216,430
Total liabilities and stockholders’ equity	$289,996	$270,241

nLIGHT, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(8,093)	$(13,766)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,172	3,135
Amortization	498	1,258
(Increase) reduction in carrying amount of right-of-use assets	(473)	(70)
Provision for losses on (recoveries of) accounts receivable	(466)	95
Stock-based compensation	6,056	5,431
Deferred income taxes	(3)	—
Loss on disposal of property, plant and equipment	62	35
Interest earned on marketable securities not yet received	(227)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(768)	11,892
Inventory	(2,811)	(888)
Prepaid expenses and other current assets	(959)	(1,646)
Other assets, net	502	(616)
Accounts payable	2,018	2,099
Accrued and other long-term liabilities	1,693	1,555
Deferred revenues	(736)	2,745
Lease liabilities	450	15
Non-current income taxes payable	65	101
Net cash provided by operating activities	(20)	11,375
Cash flows from investing activities:
Purchases of property, plant and equipment	(2,281)	(1,556)
Purchase of marketable securities	(34,288)	(24,357)
Proceeds from maturities and sales of marketable securities	34,136	24,365
Net cash used in investing activities	(2,433)	(1,548)
Cash flows from financing activities:
Proceeds from line of credit	20,000	—
Proceeds from stock option exercises	121	10
Tax payments related to stock award issuances	(1,356)	(1,625)
Net cash used in financing activities	18,765	(1,615)
Effect of exchange rate changes on cash	56	(115)
Net increase (decrease) in cash, cash equivalents and restricted cash	16,368	8,097
Cash, cash equivalents and restricted cash, beginning of period	66,088	53,466
Cash, cash equivalents and restricted cash, end of period	$82,456	$61,563
Supplemental disclosures:
Cash paid for interest, net	$12	$—
Cash paid for income taxes	47	210
Operating cash outflows from operating leases	855	1,034
Right-of-use assets obtained in exchange for lease liabilities	1,188	831
Accrued purchases of property, equipment and patents	337	422
Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$82,196	$61,306
Restricted cash	260	257
Total cash and cash equivalents and restricted cash	$82,456	$61,563

nLIGHT, Inc.

Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended March 31,
	2025	2024
Net loss	$(8,093)	$(13,766)
Income tax expense	137	144
Other income, net	(14)	(641)
Interest income, net	(1,640)	(455)
Depreciation and amortization	3,670	4,393
Stock-based compensation	6,056	5,431
Adjusted EBITDA	$116	$(4,894)

Reconciliation of GAAP to Non-GAAP Net Loss, and GAAP to Non-GAAP Net Loss per Share, Basic and Diluted

	Three Months Ended March 31,
	2025	2024
Net loss	$(8,093)	$(13,766)
Add back:
Stock-based compensation(1)	6,056	5,431
Amortization of purchased intangibles(1)	149	149
Non-GAAP net loss	(1,888)	(8,186)

GAAP weighted-average shares outstanding	49,093	47,242
Participating securities	—	—
Non-GAAP weighted-average number of shares, basic	49,093	47,242
Dilutive effect of common stock equivalents	—	—
Non-GAAP weighted-average number of shares, diluted	49,093	47,242

Non-GAAP net loss per share, basic and diluted	$(0.04)	$(0.17)
(1) There is no income tax effect related to the stock-based compensation and amortization of purchased intangibles adjustments due to the full valuation allowance in the United States.